EXHIBIT 11
                 INTERSTATE/JOHNSON LANE, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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                                                                            Year Ended September 30,
                                                                  ---------------------------------------------
                                                                      1996            1995            1994
                                                                  -------------   -------------   -------------
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Net income per share was computed as follows:
Primary:
  1)  Income before cumulative effect of a
       change in accounting principle                           $    9,354,624  $    5,928,392  $    7,865,909
       Cumulative effect of a change in accounting principle           -               -             3,059,000
                                                                  -------------   -------------   -------------
       Net income                                               $    9,354,624  $    5,928,392  $   10,924,909
                                                                  =============   =============   =============

  2)  Weighted average shares outstanding                            6,040,349       6,304,415       6,530,218
  3)  Incremental shares under stock options
       computed under the treasury stock method
       using the average market price of issuer's
       stock during the periods                                         35,005          83,103         115,303
                                                                  -------------   -------------   -------------
  4)  Weighted average shares and common
       equivalent shares outstanding                                 6,075,354       6,387,518       6,645,521
                                                                  =============   =============   =============
  5)  Weighted average shares outstanding
       which were used for calculation since
       dilution is less than 3%                                      6,040,349       6,304,415       6,530,218
                                                                  =============   =============   =============
  6)  Income per share before (item 1 divided
       by item 5) cumulative effect  of a
       change in accounting principle                           $         1.55   $         .94   $        1.20
       Cumulative effect of a change in
       accounting principle per share                                  -               -                  0.47
                                                                  -------------   -------------   -------------
       Net income per share                                     $         1.55   $         .94   $        1.67
                                                                  =============   =============   =============

Fully Diluted:
  1)  Unadjusted income before cumulative effect
        of a change in accounting principle                     $    9,354,624  $    5,928,392   $   7,865,909
  2)  Interest on convertible subordinated
       debentures, net of tax effect                                   960,179         984,590         984,590
                                                                  -------------   -------------   -------------
  3)  Adjusted income before cumulative effect
       of a change in accounting principle                          10,314,803       6,912,982       8,850,499
       Cumulative effect of a change in accounting principle           -               -             3,059,000
                                                                  -------------   -------------   -------------
       Adjusted net income                                      $   10,314,803  $    6,912,982  $   11,909,499
                                                                  =============   =============   =============

  4)  Weighted average shares outstanding                            6,040,349       6,304,415       6,530,218
  5)  Incremental shares under stock options computed
       under the treasury stock method using the higher
       of the average or ending market price of issuer's
       stock at the end of the periods                                  40,553          95,108         115,303
  6)  Incremental shares related to long-term
        incentive compensation plan                                    300,000         -               -
  7)  Incremental shares relating to convertible
       subordinated debentures                                       1,183,042       1,183,042       1,183,042
                                                                  -------------   -------------   -------------
  8)  Weighted average shares and common
       equivalent shares outstanding                                 7,563,944       7,582,565       7,828,563
                                                                  =============   =============   =============
  9)  Income per share before (item 3 divided
      by item 8) cumulative effect of a
       change in accounting principle                           $         1.36   $         .91   $        1.13
       Cumulative effect of a change in
       accounting principle per share                                  -               -                  0.39
                                                                  -------------   -------------   -------------
       Net income per share                                     $         1.36   $         .91   $        1.52
                                                                  =============   =============   =============

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